Exhibit 23.1

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MillerEllin / company LLP

      Certified Public Accountants

                                                            750 Lexington Avenue
                                                         New York, NY 10022-1200

                                                            212 750 9100  phone
                                                            212 750 2727  fax
                                                     mec@millerellin.com  e-mail




                        CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under caption "Experts" and to the incorporation by reference in the Registration Statement on Form S-3/A Amendment No. 2 of Elite Pharmaceuticals, Inc., pertaining to 1,555,815 shares of Common Stock of Elite Pharmaceuticals, Inc. of our report dated June 7, 2007, with respect to the consolidated financial statements of Elite Pharmaceuticals, Inc., included in the Annual Report (Form 10-K) for the year ended March 31, 2007.


                                             /s/ Miller, Ellin & Company, LLP

                                             CERTIFIED PUBLIC ACCOUNTANTS



New York, New York
January 14, 2008